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                                                                    EXHIBIT 1.04



                     CRESCENT REAL ESTATE EQUITIES COMPANY
                     (a Texas real estate investment trust)

                      COMMON SHARES OF BENEFICIAL INTEREST
                           (Par Value $.01 Per Share)

                         INTERNATIONAL TERMS AGREEMENT

                                                         Dated:  October 8, 1997

To:      CRESCENT REAL ESTATE EQUITIES COMPANY
         777 Main Street
         Fort Worth, Texas  76102

Attention:

Ladies and Gentlemen:

                 We (the "International Underwriters") understand that Crescent Real Estate Equities Company (the "Company") proposes to issue and sell its Common Shares of Beneficial Interest, $.01 par value per share (the "Common Shares") (such Common Shares being hereinafter referred to as the "International Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the International Underwriters named below offer to purchase, severally and not jointly, the respective numbers of Initial International Securities (as defined in the International Purchase Agreement referred to below) set forth below opposite their respective names, and a proportionate share of International Option Securities (as defined in the International Purchase Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.
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
                                                    Number of Shares of Initial
          International Underwriter                   International Securities
          -------------------------                 ---------------------------
   Merrill Lynch International                                   500,000
   Morgan Stanley & Co. International Limited                    500,000
   PaineWebber International (UK) Ltd.                           500,000
   Smith Barney Inc.                                             500,000
                                                              ----------
            Total                                             $2,000,000
                                                              ==========



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         The International Securities shall have the following terms:


Title of Securities: Common Shares of Beneficial Interest, par value $.01 per share
Number of Shares:  2,000,000
Public offering price per share:  $39.00
Purchase price per share:  $37.01
Number of International Option Securities, if any, that may be purchased by the International Underwriters: 300,000
Delayed Delivery Contracts:  not authorized

Additional co-managers, if any:        Morgan Stanley & Co.
                                       International Limited, PaineWebber
                                       International (U.K.) Ltd. and Smith
                                       Barney Inc.

Closing date and location:    October 15, 1997, Hogan & Hartson L.L.P., Columbia
                              Square, 555 Thirteenth Street, N.W., Washington,
                              D.C.  20004-1109


                 All the provisions contained in the document attached as Exhibit A hereto entitled "Crescent Real Estate Equities Company--Preferred Shares of Beneficial Interest, Common Shares of Beneficial Interest, and Common Share Warrants--International Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this International Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.



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Please accept this offer no later than ten o'clock P.M. (New York City time) on
October 8, 1997 by signing a copy of this International Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED


                                           By: /s/ MICHAEL F. PROFENIUS
                                              ----------------------------------
                                               Michael F. Profenius
                                               Managing Director

                                           Acting on behalf of itself and the
                                           other named International
                                           Underwriters.


Accepted:

By:   CRESCENT REAL ESTATE EQUITIES COMPANY


      By:    /s/ GERALD W. HADDOCK
             ------------------------------------
             Name: Gerald W. Haddock
             Title: President and Chief Executive
                    Officer



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